BY-LAWS

                                       OF

                            PMW Silver de P.R., Inc.

                                    ARTICLE I
                                    ---------

                                     OFFICES

      The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington and County of New Castle. The corporation may have such other offices, either within or without the State of Delaware, as the business of the corporation may require from time to time.

      The registered office of the corporation required by The General Corporation Law to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the board of directors.

                                   ARTICLE II
                                   ----------

                                  SHAREHOLDERS

      SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the first Tuesday in November in each year, beginning with the year 1985, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as convenient.

      SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, by the board of directors or by the holder(s) of not less than one-fifth of all the outstanding shares of the corporation. Business transacted at the meeting shall be limited to the purposes stated in the notice of the special meeting.

      SECTION 3. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of the shareholders called by the board of directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Delaware, as the place for the holding of the meeting referred to in such waiver of notice. If no designation is made, or if a special meeting shall be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Delaware, except as otherwise provided in Section 5 of this article.

      SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than forty days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the corporation.

      SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

      SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation, at least twenty days, immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation not less than twenty days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be at the close of business on the day next preceding the date on which notice of


                                      -2-
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the meeting is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior board action is necessary, shall be the date on which the first written consent of shareholders is expressed. The date for determining shareholders for any other purpose shall be at the close of business on the date on which the board of directors adopts the resolutions relating thereto.

      SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list, for a period of ten days prior to such meeting, shall be kept on file at a place within the city where the meeting is to be held, as specified in notice of the meeting, or if no such specification, at the place where the meeting will be held and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of shareholders.

      SECTION 8. QUORUM. The holders of a majority of the issued and outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and if such adjourned meeting takes place within 30 days of the original meeting. If a quorum is present, the affirmative vote of the majority of the shares actually cast at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The General Corporation Law, the certificate of incorporation or these by-laws.

      SECTION 9. PROXIES. Each stockholder entitled to vote at a meeting or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Such proxy shall be filed with the secretary of the corporation before or at the time of the


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

meeting. No proxy shall be valid after three years from the date of its execution, unless expressly otherwise provided in the proxy.

      SECTION 10. VOTING OF SHARES. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

      SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

      Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case the pledgee shall be entitled to vote the shares so transferred.

      Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a judiciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

      SECTION 12. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

      Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

      Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

      SECTION 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice thereof if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

      SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                   ARTICLE III
                                   -----------

                                    DIRECTORS

      SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

      SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be four. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified or until his earlier resignation or removal. Directors need not be residents of Delaware or shareholders of the corporation.

      SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

      SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the board of directors called by them.

      SECTION 5. NOTICE. Notice of any special meeting shall be given at least ten days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose, stated at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum or transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      SECTION 7. MANNER OF ACTING. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

      SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any new directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose or by a majority of directors then in office, although less than a quorum, or by a sole remaining director.

      SECTION 9. REMOVAL. Any director may be removed by the vote of the holders of a majority of the shares then entitled to vote at an election of directors whenever in their judgment the best interests of the corporation will be served thereby.

      SECTION 10. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of any such committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State.

      SECTION 11. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.

      SECTION 12. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation within two days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 13. TELEPHONIC MEETINGS. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS

      SECTION 1. NUMBER. The officers of the corporation shall be a president, one or more vice presidents (the number thereof to be determined by the board of directors), a treasurer, a secretary and such assistant treasurers, assistant secretaries or other officers as may he elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

      SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until the next annual meeting of the board of directors or until his successor shall have been elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

      SECTION 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

      SECTION 5. PRESIDENT. The president shall be the principal executive officer of the corporation and in general shall supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary, an assistant secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

      SECTION 6. THE VICE PRESIDENT. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated or in the absence of any designation, then in the order of their election) shall perform the duties of the presidents, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

      SECTION 7. THE TREASURER. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general perform all the duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

      SECTION 8. THE SECRETARY. The secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post-office address of each shareholder as furnished to the secretary by such shareholder; (e) sign with the president or a vice president certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

      SECTION 9. SALARIES. The salaries of the officers shall be fixed from time to time by the board or directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V
                                    ---------

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

      SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

      SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                                   ARTICLE VI
                                   ----------

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe in accordance with the General Corporation Law of Delaware.

      SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or his legal representative, who shall furnish proper authority to transfer, or his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                   ARTICLE VII
                                   -----------

                                   FISCAL YEAR

      The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                                  ARTICLE VIII
                                  ------------

                                    DIVIDENDS

      The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and subject to the terms and conditions provided by law and the certificate of incorporation.

                                   ARTICLE IX
                                   ----------

                                      SEAL

      The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Delaware".

                                    ARTICLE X
                                    ---------

                                WAIVER OF NOTICE

      Whenever any notice whatever is required to be given under the provisions of these by-laws, the certificate of incorporation or The General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI
                                   ----------

                                   AMENDMENTS

      These by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors of the corporation by a majority vote of the directors present at the meeting.

                                   ARTICLE XII
                                   -----------

                                 INDEMNIFICATION

      SECTION 1. LIMITED INDEMNIFICATION OF DIRECTORS AND OFFICERS. Subject to the limitations of subsection (c) of this Section 1, the corporation may indemnify each of its directors


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

and officers to the extent set forth in subsections (a) and (b) hereof:

      (a) Action or Suit by or in the Right of the Corporation. Each director and officer of the corporation who was or is a party, or is threatened to be made a party,

            (i) to any threatened, pending or completed action or suit, by or in the right of the corporation, to procure a judgment in its favor,

            (ii) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to he in, or not opposed to, the best interests of the corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      (b) Action or Suit Other Than by or in the Right of the Corporation. Each director or officer of the corporation who was or is a party, or is threatened to be made a party,

            (i) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the corporation),

            (ii) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified against expenses {including attorney's fees) judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the director or officer

            (i) did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and

            (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (c) Limitations of Indemnification. No indemnification shall be made by the corporation under subsections (a) and (b) of this Section 1 unless ordered by a court or it is determined in the specific case that indemnification of such director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b) hereof. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding referred to, or (2) if such a quorum is not obtainable, or even if obtainable, when a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

      SECTION 2. GENERAL INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any other provision of this Article XII to the contrary notwithstanding, to the extent that a director or officer of the corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 1, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

      SECTION 3. ADVANCE PAYMENT IN INDEMNIFICATION CASES. If authorized by the board of directors in any specific case, expenses incurred by any director of officer of the corporation in defending a civil or criminal action, suit or proceeding referred to in subsections (a) and (b) of Section 1 may be paid by the corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article XII.

      SECTION 4. CONTINUITY AND NONEXCLUSIVITY OF INDEMNIFICATION. This indemnification provided by this Article XII shall continue with respect to any director or officer of the corporation after he has ceased to hold his office and shall inure to the benefit of his heirs, executors and administrators. Any such indemnification (whether as expressly provided herein or as extended pursuant to Section 5 of this Article XII) shall not be deemed exclusive of any other rights to which the person seeking indemnification may be entitled under any other By-Law, agreement, vote of shareholders or disinterested directors or otherwise.

      SECTION 5. EXTENSION OF BENEFITS OF INDEMNIFICATION. The rights of indemnification to which directors and officers of the corporation are entitled pursuant to this Article XII may, in similar circumstances, be extended by resolution of the Board of Directors to any other person who is or was an employee or agent of the corporation, or while not a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any such action by the Board of Directors shall be consistent with the requirements of the General Corporation Law of the State of Delaware and may be either general or confined to specific cases.

      SECTION 6. INDEMNIFICATION INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation indemnifies him against such liability under, or pursuant to, the provisions of this Article XII.


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